Exhibit 107

Calculation of Filing Fee Table

FORM S-4
(Form Type)

Westrock Coffee Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock	457(f)(1)	5,551,792(1)(2)	$8.43(3)	$46,801,606.56	0.00014760	$6,907.92
	Equity	Warrants to Purchase Common Stock	457(g)	19,144,109(4)	—	—	—	—(5)
Total Offering Amounts								$6,907.92
Total Fees Previously Paid								$—
Total Fee Offsets								$—
Net Fee Due								$6,907.92

(1)	Represents the maximum number of common stock, par value $0.01 per share (the “Common Stock”) of the registrant that may be issued directly to (i) holders of our public warrants and holders of our private placement warrants who tender their respective warrants pursuant to the Offer (as defined in the Prospectus/Offer to Exchange) and (ii) holders of public warrants and private placement warrants who do not tender their respective warrants pursuant to the Offer and, pursuant to the Warrant Amendment (as defined in the Prospectus/Offer to Exchange), if approved, may receive Common Stock of the registrant in the event the registrant exercises its right to convert the warrants into Common Stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated pursuant to Rule 457(f) and 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $8.43 per share, which is the average of the high and low prices of the Common Stock on The Nasdaq Global Market on August 27, 2024 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)	Represents the maximum number of warrants that may be exchanged pursuant to the Warrant Amendment.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.